SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report:  April 6, 2001


                             PENN OCTANE CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                000-24394                  52-1790357
          (State of              (Commission                (IRS  Employer
          Incorporation)         File Number)               Identification No.)


          77-530  Enfield  Lane,  Building  D
          Palm  Desert,  California                          92211
          (Address of principal executive offices)           (Zip Code)

                                 (760) 772-9080
              (Registrant's telephone number, including area code)


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Item  2.     Acquisition  or  Disposition  of  Assets

Reference is hereby made to Part I - Items 1 and 2 and Part II - Items 1 and 6 of the Registrant's Quarterly Reports on 10-Q for the quarterly periods ended January 31, 2001 and October 31, 2000, and to Part II - Items 7 and 8 and Part IV - Item 14 of the Registrant's Annual Report on 10-K for the fiscal year ended July 31, 2000, which are incorporated herein by this reference, in each case concerning the Registrant's previous transactions involving CPSC International, Inc. ("CPSC") and Cowboy Pipeline Service Company ("Cowboy"), including certain lease agreements, as amended (the "Lease Agreements"), between CPSC and the Registrant, and the acquisition of a 50% interest in the Lease Agreements by the Registrant from CPSC, and the Registrant's right to acquire 100% of the common stock of Termatsal, S.A. de C.V. ("Termatsal"), a Mexican company and an affiliate of the Registrant.

On March 30, 2001, the Registrant completed a settlement (the "Settlement") with CPSC and Cowboy, which provides the Registrant with the remaining 50% interest (100% in total as a result of the Registrant's prior acquisition of a 50% interest in the Lease Agreements and the assets underlying such Lease Agreements) in the portion of the pipelines, terminal facility and related land, permits or easements (the "Acquired Assets") previously constructed and/or owned by CPSC and leased to the Registrant under the Lease Agreements between CPSC and the Registrant. The United States Bankruptcy Court where CPSC filed for protection under Chapter 11 of the United States Bankruptcy Code during March 2000, has entered an order approving the Settlement. The Acquired Assets generally consist of a LPG terminal facility in Matamoros, Mexico and pipelines which connect the Registrant's Brownsville, Texas terminal facility to the Matamoros terminal facility. In addition, as part of the Settlement, the Registrant conveyed to CPSC all of its rights to certain property (the "Sold Assets"). The foregoing is more fully discussed below.

In connection with the Settlement, for the Acquired Assets the Registrant agreed to pay CPSC $5,800,000, less agreed upon credits and offsets in favor of the Registrant totaling $3,237,500. The remaining $2,562,500 was paid at the closing of the Settlement through the payment of $200,000 to CPSC and the issuance to or for the benefit of CPSC of two promissory notes in the amounts of $1,462,500 (the "CPSC Note") (payable in thirty five monthly installments of $46,507 and a final balloon payment in the thirty sixth month representing all remaining principal and interest due) and $900,000 (the "Other Note") (payable in 36 equal monthly installments of principal and interest). The $200,000 payment was provided from the Registrant's working capital and the Registrant expects to pay the CPSC Note and Other Note from the Registrant's working capital. The Other Note is secured by a first priority security interest in the United States portion of the pipelines comprising the Acquired Assets. The CPSC
Note is secured by a security interest in the United States portion of the pipelines comprising the Acquired Assets, which security interest is subordinated to the security interest which secures the Other Note. In addition, the security interest granted under the CPSC Note is shared on a pari passu basis with certain other creditors of the Registrant. Under the terms of the CPSC Note, the Registrant is entitled to certain offsets related to future


                                  Page 2 of 210

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costs  which  may  be incurred by the Registrant in connection with the Acquired
Assets. In addition to the payments described above, the Registrant agreed to assume certain liabilities of approximately $845,000 which were previously owed by CPSC in connection with construction of the Acquired Assets. CPSC also transferred to the Registrant any right that it held to any amounts owing from Termatsal for cash and/or equipment provided by CPSC to Termatsal, including approximately $2.6 million of cash payments made by CPSC to Termatsal, in connection with construction of the Mexican portion of the Acquired Assets.

The Sold Assets transferred to CPSC in connection with the Settlement consisted of certain property of the Registrant with an original cost to the Registrant of $3.8 million and with a remaining book value totaling approximately $1.9 million (after giving effect to credits provided to the Registrant included in the financial terms described above). CPSC agreed to be responsible for payments required in connection with a mortgage obligation (the "Mortgage") related to the original purchase by the Registrant of the aforementioned property totaling approximately $1.9 million. CPSC's obligations under the Mortgage are to be paid by the Registrant to the extent that there are amounts owed by the Registrant under the CPSC Note, through direct offsets by the Registrant against the CPSC Note. After the CPSC Note is fully paid, the Registrant will no longer have any payment obligation to CPSC in connection with the Mortgage and CPSC will then be fully responsible to the Registrant for any remaining obligations in connection with the Mortgage (the "Remaining Obligations"). CPSC's obligations to the Registrant in respect of the Remaining Obligations are secured by a deed of trust lien granted by CPSC in favor of the Registrant against the aforementioned property. CPSC also granted the Registrant a pipeline related easement on the aforementioned property. In connection with the Sold Assets, the Registrant also issued CPSC warrants to purchase 175,000 shares of common stock of the Registrant at an exercise price of $4.00 per share exercisable until March 30, 2004.

The Registrant had previously paid CPSC $3,000,000 in connection with the acquisition of a 50% interest in the Lease Agreements in December 1999.

In the Registrant's quarterly report on Form 10-Q for the quarter ended January 31, 2001, as filed with Securities and Exchange Commission on March 20, 2001, the Registrant reflected its interests in the Acquired Assets and the Sold
Assets as if the Settlement had been completed based on the terms of a preliminary settlement agreement between the parties. The terms of the Settlement did not deviate in any material respect from the terms previously reported.

Under the terms of the Settlement, the parties also provided mutual general releases with respect to previous disputes and claims among the parties.

That portion of the Acquired Assets which is located in Mexico, is owned by the Registrant's affiliate Termatsal and was purchased by Termatsal with funds or equipment provided by CPSC. All amounts owing to CPSC from Termatsal in connection with the purchase were transferred to the Registrant. The Registrant currently has an option to acquire 100% of the common stock of Termatsal for a nominal amount. The Registrant expects to complete the acquisition of Termatsal in the near future. Until such time, the Registrant will account for its investment in the Acquired Assets owned by Termatsal as an investment in Termatsal.

A copy of the form of the Settlement agreement (with exhibits) is attached hereto as Exhibit 1 and incorporated herein by this reference. The foregoing discussion is qualified in its entirety by reference to such exhibit.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PENN  OCTANE  CORPORATION


Date:  April 6, 2001
                                        By:  /s/  Ian  T.  Bothwell
                                           -------------------------------------
                                           Name:  Ian  T.  Bothwell
                                           Title:  Vice President, Treasurer,
                                               Assistant Secretary, and Chief
                                                     Financial Officer and
                                               Principal  Accounting  Officer


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                                  EXHIBIT INDEX


EXHIBIT                                                                     PAGE
-------                                                                     ----
  NO.     DESCRIPTION                                                        NO.
  ---     -----------                                                        ---

   1      Form of  the  Settlement  Agreement  by and between CPSC        7--210
          International, Inc., Cowboy Pipeline Service Company and the Registrant dated March 30, 2001



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